                     Incorporated Under the Laws of the
                            State of Minnesota
                               Chapter 302A


   NUMBER                                                     SHARES
 -SPECIMEN-                                                 -SPECIMEN-


                MIMLIC MORTGAGE SECURITIES INCOME FUND, INC.
                      10,000,000,000 Authorized Shares
          of which 2,000,000,000 are Designated as Class C Shares



This Certifies that -SPECIMEN- is the registered holder of -SPECIMEN- Class C Shares MIMLIC MORTGAGE SECURITIES INCOME FUND, INC. of the par value of $.01 each, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ________A.D. 19___.


Secretary                                                       President